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
                                                                    Exhibit 99.2

                               Ford Motor Company

                2002 NORTH AMERICAN PRODUCTION AND OVERSEAS SALES
                -------------------------------------------------

                                            2002 Actual  2002 Planned
                                            -----------  ------------
                                                First     Second
                                               Quarter    Quarter
                                               -------    -------
                                                (000)      (000)

North American Production and Imports

Car                                              392        435

Truck                                            660        745

   North American Production                   1,052      1,180
                                             -------    -------
Mexican Domestic Units                      Incl. Above  Incl. Above

Imports (Volvo, Jaguar, Land Rover, Fiesta)       63         79

   Total North America (Incl. Imports)         1,115      1,259


Overseas Vehicle Unit Sales                      612        683
                                             -------    -------

Ford Worldwide                                 1,727      1,942
                                             =======    =======

Over/(Under) Prior
------------------

   North America
                  Units:
                  - Issue                          0          0
                  - Quarter                       57        144
                  - Year                         (13)        58

                  Percentage:
                  - Issue                          0%         0%
                  - Quarter                        5%        13%
                  - Year                         (1)%         5%

   Overseas
                  Units:
                  - Issue                          0        (5)
                  - Quarter                      (57)        71
                  - Year                         (87)      (33)

                  Percentage:
                  - Issue                          0%       (1)%
                  - Quarter                      (9)%        12%
                  - Year                        (12)%       (5)%

   Worldwide
                  Units:
                  - Issue                          0        (5)
                  - Quarter                        0        215
                  - Year                        (100)        25

                  Percentage:
                  - Issue                          0%         0%
                  - Quarter                        0%        12%
                  - Year                         (5)%         1%

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                                                              Investor Relations
                                                                         5/1/02